        Exhibit 99

   Form 3 Joint Filer Information

Name:    Piper Jaffray Healthcare Management, L.P.

Address:   100 Spear Street, Suite 1600
    San Francisco, CA 94105

Designated Filer:   Piper Jaffray Healthcare Fund II, L.P.

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   October 27, 2004

Signature:   By: /s/ Edwin F. Scheetz
     For Piper Jaffray Ventures, Inc.
     as General Partner of Piper Jaffray Healthcare Management, L.P.

Name:    Piper Jaffray Ventures, Inc.

Address:   100 Spear Street, Suite 1600
    San Francisco, CA 94105

Designated Filer:   Piper Jaffray Healthcare Fund II, L.P.

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   October 27, 2004

Signature:   By: /s/ Edwin F. Scheetz, Managing Director